UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 6, 2021

Six Flags Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

1000 Ballpark Way Suite 400
Arlington, Texas	76011
(Address of principal executive offices)	(Zip Code)

(972) 595-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.025 par value per share	SIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Six Flags Entertainment Corporation (the “Company”) held on May 5, 2021, the stockholders approved amendments to the Company’s Restated Certificate of Incorporation including to allow stockholders to act by written consent (the “Amended and Restated Certificate of Incorporation”). The Amended and Restated Certificate of Incorporation became effective upon filing with the Secretary of State of the State of Delaware on May 5, 2021. The foregoing description of the amendments is qualified in all respects by reference to the text of the Company’s Amended and Restated Certificate of Incorporation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07           Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on May 5, 2021. A total of 72,184,817 shares of common stock were present in person or represented by proxy at the Annual Meeting, representing approximately 84.6% of the Company’s outstanding common stock as of the March 10, 2021 record date. The following are the voting results for the proposals considered and voted upon at the Annual Meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 23, 2021.

1.Election of Directors. The following seven nominees were elected to the Board of Directors of the Company to serve for the ensuing year and until their respective successors are elected and qualified.

Nominee	For	Withhold	Broker Non-Votes
Ben Baldanza	61,784,806	1,071,162	9,328,849
Selim Bassoul	62,348,717	507,251	9,328,849
Esi Eggleston Bracey	62,454,427	401,541	9,328,849
Denise M. Clark	62,663,637	192,331	9,328,849
Enrique Ramirez	62,467,636	388,332	9,328,849
Arik Ruchim	62,327,776	528,192	9,328,849
Michael Spanos	62,280,217	575,751	9,328,849

2.Advisory Vote to Approve Executive Compensation. The compensation paid to the Company's named executive officers was approved on an advisory basis.

For	Against	Abstain	Broker Non-Votes
37,252,981	24,836,178	766,809	9,328,849

3.Approve Amendments to Charter to Eliminate Supermajority Voting Provision. The amendments to the Company’s Restated Certificate of Incorporation to eliminate the supermajority voting provision were not approved.

For	Against	Abstain	Broker Non-Votes
62,362,020	403,868	90,080	9,328,849

4.Approve Amendments to Charter to Allow Stockholder Action by Written Consent. The amendments to the Company’s Restated Certificate of Incorporation to allow stockholders to act by written consent were approved.

For	Against	Abstain	Broker Non-Votes
61,022,149	1,732,789	101,030	9,328,849

5.Advisory Vote to Ratify Independent Accounting Firm. The appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending January 2, 2022, was ratified on an advisory basis.

For	Against	Abstain	Broker Non-Votes
70,504,194	1,591,533	89,090	—

Item 9.01             Financial Statements and Exhibits

    (d)      Exhibits

3.1	Amended and Restated Certificate of Incorporation of Six Flags Entertainment Corporation

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

	By:	/s/ Laura W. Doerre
		Name:	Laura W. Doerre
		Title:	Executive Vice President, General Counsel & Chief Administrative Officer
Da

Date: May 6, 2021